SCHEDULE II

  					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-HECTOR COMMUNICATION

          MJG ASSOCIATES, INC.
                       2/19/04            3,000-           15.0733
          GAMCO INVESTORS, INC.
                       3/29/04              500-           18.6000
                       3/04/04              300-           17.5000
                       3/01/04            3,000-           16.9500
                       2/27/04            3,500-           16.2214
                       2/26/04            1,000-           16.1000
                       2/24/04              800-           15.6250
                       2/23/04              500-           15.6000
                       2/20/04            2,000-           15.5000
                       2/19/04            1,500-           15.1500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.